EXHIBIT 3.15

                            Commonwealth of Virginia

                          [seal] State Corporation Commission

I Certify the Following from the Records of the Commission:

the foregoing is a true copy of all documents constituting the charter of LAKE GROVE CENTERS, INC.,

Nothing more is hereby certified.


                                     Signed and Sealed at Richmond
                                     on this Date: November 17, 1997


[seal] State Corporation Commission
       Virginia 1903

                                     /s/ William J. Bridge
                                     --------------------------------------
                                     William J. Bridge, Clerk of the Commission


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                           ARTICLES OF INCORPORATION
                                       OF
                            LAKE GROVE CENTER, INC.

      The undersigned, desiring to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia of 1950, as amended, hereby sets forth the following:

      A. Corporate Name. The name of the corporation is Lake Grove Centers, Inc., a Virginia corporation (the ``Corporation'').

      B. Purposes and Powers. The purpose for which the Corporation is formed is to engage in any lawful business. In addition, the Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs.

      C. Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue, and the par value per share, are as follows:

                  Class              Number            Par
                and Series         of Shares          Value
                ----------         ---------          -----
                  Common             10,000           $1.00

      The holders of the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution. No holders of any class or series of stock shall have the preemptive right to acquire unissued shares of any class or series of stock of the Corporation.

      D. Registered Office and Registered Agent. The address of the Corporation's initial registered office is 5511 Staples Mill Road, Richmond, Virginia 23228. The name of the co. in which the initial registered office is located is the County of Henrico, Virginia. The name of the initial registered agent is Edward R. Parker, Esquire, who is a resident of the Commonwealth of Virginia, a member of the Virginia State Bar, and whose business office is identical with the registered office of the Corporation.

      E. Directors. The number of directors constituting the initial Board of Directors is one (1) and set forth below are the name and address of the person who is to serve as the initial director until the first annual meeting of the shareholders or until his successor shall be duly elected and qualify:

                           Douglas J. Stanard
                           8100 AMF Drive
                           Mechanicsville, Virginia 23111

      The foregoing person who is to serve as the initial director has heretofore consented to being named as the initial director of the Corporation.

      F. Limitation on Liability. In any proceeding brought in the right of the Corporation or by or on behalf of shareholders of the Corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not

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exceed one dollar, unless the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

        G. Indemnification of Directors, Officers and Others.

        1. Indemnification. The Corporation shall indemnify an individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because he is or was a director against liability incurred in the proceeding and against expenses incurred by him in connection therewith except such liabilities and expenses incurred because of his willful misconduct or knowing violation of the criminal law.

        2. Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

        (a) the director furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in
Section 1;

        (b) the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

        (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Article 10 of the Virginia Stock Corporation Act or Section 1 hereof.

        3. Determination and Authorization of Indemnification. The Corporation shall not indemnify a director under Section 1 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 1. The determination shall be made:

        (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

        (b) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate in such designation), consisting solely of two or more directors not at the time parties to the proceeding;

        (c) by special legal counsel:

                (i) selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) above;

                (ii) if such a quorum of the Board of Directors cannot be obtained and such a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which directors who are parties may participate in such selection; or

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        (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

        Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 3 to select counsel.

        If a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, the determination that indemnification is permissible and the authorization of indemnification and evaluation as to the reasonableness of expenses in a specific case shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person.

        4. Indemnification of Officers, Employees, Agents and Others. Each officer and employee of the Corporation shall be entitled to indemnification and advance expenses to the same extent as a director.

        The Corporation may, to a lesser extent or to the same extent that the Corporation is required to provide indemnification and make advances for expenses to its directors, provide indemnification and make advances and reimbursements for expenses to its agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this paragraph is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law.

        5. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 1.

        6. Application. Indemnity hereunder shall continue as to a person who has ceased to have the capacity referred to above and shall inure to the benefit of the heirs, executors and administrators of such a person.

DATED: November 13, 1997

                                /s/ Eric C. Perkins
                                ---------------------------------
                                Eric C. Perkins, Incorporator


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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                               November 13, 1997

The State Corporation Commission has found the accompanying articles submitted on behalf of

LAKE GROVE CENTERS, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective November 13, 1997.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.


                             STATE CORPORATION COMMISSION

                             By  /s/ T. V. Morrison Jr.
                               --------------------------
                                      Commissioner



CORPACPT
CIS20460
97-11-13-0145